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                              FIRST AMENDMENT TO
                   ACCOUNTS RECEIVABLE FINANCING AGREEMENT

        This Amendment No. 1 (the "Amendment No. 1") to the Accounts Receivable Financing Agreement is entered into as of August 15, 2002, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and EXCHANGE APPLICATIONS, INC., d/b/a Xchange, Inc., with offices at One Lincoln Plaza, 89 South Street, Boston, Massachusetts 02110 and EXSTATIC SOFTWARE, INC., formerly known as Gino Borland, Inc., with offices at 4555 Roosevelt Way, Seattle, Washington 98015 (individually and collectively, "Borrower").

        1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a certain Accounts Receivable Financing Agreement dated May 2, 2002 (as amended from time to time, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

        Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the "Obligations".

        2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement dated May 2, 2002 (together with any other collateral security granted to Bank, the "Security Documents").

        Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

                A.      Modifications to Loan Agreement.

                1. The Loan Agreement shall be amended by inserting the following definitions to appear alphabetically in Section 1 thereof:

        "CAPITALIZATION EVENT" is receipt by the Borrower of cash proceeds of at least Ten Million Dollars ($10,000,000.00), from the issuance of its equity securities after August 14, 2002.

        "INVESTOR TERM SHEET" shall mean a signed term sheet(s) in favor of and accepted by Borrower in writing, from an investor(s) acceptable to the Bank, evidencing such investor(s) commitment to purchase capital stock of the Borrower on terms and conditions acceptable to the Bank, which would result in a Capitalization Event."


                2. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1 thereof:

        ""Facility Amount" is Four Million Dollars ($4,000,000.00). "

        and inserting in lieu thereof the following:

        ""FACILITY AMOUNT" is One Million Two Hundred and Fifty Thousand Dollars ($1,250,000.00). "

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        3.      The Loan Agreement shall be amended by inserti4ng the following provision, appearing as Section 7.3 thereof:

"(N) Borrower shall deliver to the Bank an Investor Term Sheet on or before September 11, 2002."

        4. FEES. Borrower shall pay to Bank an amendment fee equal to Fifteen Thousand Dollars ($15,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

        5. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of _________ between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said Intellectual Property Security Agreement, shall remain in full force and effect.

        6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

        7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

        8. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

        9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Amendment No. 1, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Amendment No. 1 in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Amendment No. 1 shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Amendment No. 1.

        10. COUNTERSIGNATURE. This Amendment No. 1 shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Amendment No. 1 become effective until signed by an officer of Bank in California).

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        This Amendment No. 1 is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                                BANK:
EXCHANGE APPLICATIONS, INC.              SILICON VALLEY BANK, doing business as
                                         SILICON VALLEY EAST

By:_______________________               By:________________________________
Name:                                    Name:
Title:                                   Title:


EXSTATIC SOFTWARE, INC.                  SILICON VALLEY BANK

By:_______________________               By:_______________________________
Name:                                    Name:
Title:                                   Title:

        (signed in Santa Clara County, California)




727857.1